Exhibit 99.1

                                  Press Release


                                                    AAON, Inc.
        NEWS                       2425 South Yukon Ave. o Tulsa, OK 74107-2728
      BULLETIN                    o Ph: (918) 583-2266  o  Fax: (918) 583-6094 o
                                             o http://www.aaon.com o
                           -----------------------------------------------------
FOR IMMEDIATE RELEASE                        For Further Information:
    May 18, 2009                     Jerry R. Levine o Phone: (914) 244-0292
                                              o Fax: (914) 244-0295



                        AAON TO CLOSE CANADIAN OPERATIONS


Tulsa, OK, May 18, 2009 - AAON, Inc. (NASDAQ-AAON), today announced that it will close its Canadian operations effective July 23, 2009.

Norman H. Asbjornson, President and CEO, stated that "The closing will have no significant affect on the Company's income statement or balance sheet." He said `The manufacture of Canada's custom equipment will be relocated to the Company's Tulsa, Oklahoma, and Longview, Texas plants."

AAON, Inc. is a manufacturer of air-conditioning and heating equipment consisting of rooftop units, chillers, air-handling units and coils. Its products serve the new construction and replacement markets. The Company has successfully gained market share through its "semi-custom" product lines, which offer the customer value, quality, function, serviceability and efficiency.

Certain statements in this news release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.

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